Exhibit 10.4

FORM OF

INTELLECTUAL PROPERTY CROSS LICENSE AGREEMENT

This INTELLECTUAL PROPERTY CROSS LICENSE AGREEMENT (this “Agreement”), dated as of             , 2016, is made and entered into by and between Emerson Electric Co., a Missouri corporation (“Emerson”), Vertiv Co., a Delaware corporation (“NewCo”) and [                    ], a [                    ] corporation (“NewCo Sub”) (each a “Party” and collectively, the “Parties”).

WHEREAS, pursuant to a Separation and Distribution Agreement, dated as of [            ], 2016, between Emerson and NewCo (the “Separation Agreement”), it is contemplated that NewCo will be spun out from Emerson as a new publicly traded company (the “Spin-off”);

WHEREAS, at and after the time of the Spin-off, NewCo Sub will be a wholly owned subsidiary of NewCo; and

WHEREAS, pursuant to the Separation Agreement, the Parties have agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement have the meanings given to such terms in the Separation Agreement. The following capitalized terms used in this Agreement shall have the meanings set forth below.

“Emerson Trademarks” means any Trademark containing or comprising the term EMERSON or any abbreviation or variation thereof, including the applicable Trademarks listed in Schedule B to this Agreement.

“Licensed Emerson Technology Rights” means any Technology Rights owned by Emerson or any of its Subsidiaries and Used in the NP Business, in each case, as of the Distribution Date, excluding any Software provided by Emerson to Emerson business units on a corporate-wide basis.

“Licensed NewCo Technology Rights” means any Technology Rights owned by NewCo or any of its Subsidiaries immediately following the Distribution and Used by Emerson or any of its Subsidiaries in any Emerson Business as of the Distribution Date, including the patent applications listed on Schedule A.

“Licensed Party” means (a) NewCo, in its capacity as a licensee of the Licensed Emerson Technology Rights pursuant to Section 2.01 (b) NewCo Sub as licensee of the Emerson Trademarks pursuant to Section 3.01, or (c) Emerson, in its capacity as a licensee of the Licensed NewCo Technology Rights pursuant to Section 2.02.

“Licensing Party” means (a) Emerson, in its capacity as a licensor of the Licensed Emerson Technology Rights pursuant to Section 2.01 or as licensor of the Emerson Trademarks pursuant to Section 3.01, or (b) NewCo, in its capacity as a licensor of the Licensed NewCo Technology Rights pursuant to Section 2.02.

“Patents” means (a) patents, including utility patents, design patents, re-examinations, reissues and extensions; (b) utility models; (c) industrial designs; and (d) applications for any of the foregoing, including provisional applications, continuation applications, continuation-in-part applications, divisional applications, and any future patents resulting from such applications.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, or other legal entity.

“Representatives” means, with respect to a Party, the Subsidiaries of such Party and the directors, officers, partners, employees, agents, consultants, contractors, advisors, legal counsel, accountants and other representatives of such Party and its Subsidiaries.

“Software” means computer software, firmware, programs, data libraries and databases, including, source code, object code, user interfaces, development tools, library functions, compilers, and all documentation related thereto.

“Subsidiaries” means, with respect to any Person, any corporations, partnerships, limited liability companies, and other entities with respect to which such Person, directly or indirectly, owns more than 50% of the securities having the power to elect members of the board of directors or similar body governing the affairs of such entity or otherwise exercises control over such entity. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the purpose of this Agreement, NewCo and its subsidiaries shall not be considered a Subsidiary of Emerson.

“Technology Rights” means inventions, Patents, trade secrets, copyrights, Software, mask works, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary or intellectual property right, but excluding Trademarks.

“Trademarks” means trademarks, service marks, trade names, corporate names, business names, trade dress, logos, domain names, and other indicia of commercial source of origin, including all goodwill associated therewith, and all common law rights, and registrations and applications for registration thereof, and all rights therein.

“Transition Period” means the period of time commencing as of the Distribution Date and ending one (1) year immediately following the Distribution Date.

“Used” with reference to Technology Rights Used by a Party or Subsidiary as of the Distribution Date means: (a) the Technology Right covers or is incorporated into any product or service made, used, sold or imported by the Party or Subsidiary as of the Distribution Date; (b) the Technology Right covers or is incorporated into the documentation of any product, service, or any other work of authorship under development as of the Distribution Date; or (c) the Technology Right covers a process or method practiced by the Party or Subsidiary as of the Distribution Date. A Technology Right shall not be “Used” by a Party or a Subsidiary of a Party solely because such Technology Right covers a product or service supplied to such Party or Subsidiary by any other Party or one of its Subsidiaries.

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to any Applicable Law shall be deemed to refer to such law or Applicable Law as amended from time to time, except as otherwise specified herein, and to any rules or regulations promulgated thereunder. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

TECHNOLOGY LICENSE GRANTS

Section 2.01. Grant from Emerson to NewCo. Emerson, on behalf of itself and its Subsidiaries, hereby grants, effective as of the Distribution Date, to NewCo and its present and future Subsidiaries, a non-exclusive, perpetual, worldwide, irrevocable, non-sublicensable, transferable (in accordance with Section 8.05), royalty-free and fully paid-up license to make, have made, use, sell, offer to sell, import, copy, reproduce, prepare derivative works of, distribute copies of, perform, display, provide, commercialize, legally dispose of, and otherwise fully exploit the Licensed Emerson Technology Rights but solely in connection with the conduct of the NP Business as currently conducted and any natural extensions or evolutions thereof.

Section 2.02. Grant from NewCo to Emerson. NewCo, on behalf of itself and its Subsidiaries, hereby grants, effective as of the Distribution Date, to Emerson and its present and future Subsidiaries, a non-exclusive, perpetual, worldwide, irrevocable, non-sublicensable, transferable (in accordance with Section 8.05), royalty-free and fully paid-up license to make, have made, use, sell, offer to sell, import, copy, reproduce, prepare derivative works of, distribute copies of, perform, display, provide, commercialize, legally dispose of, and otherwise fully exploit the Licensed NewCo Technology Rights but solely in connection with the conduct of any Emerson Business as currently conducted and any natural extensions or evolutions thereof.

Section 2.03. Rights to the Licensed Party. The licenses granted in Section 2.01 and Section 2.02 shall include the following rights:

(a) The Licensed Party may permit third parties, including distributors, resellers, service providers and contract manufacturers, contracted by the Licensed Party to (i) manufacture products and components for the Licensed Party; (ii) supply products, components or services to the Licensed Party; or (iii) develop or distribute products or components or provide services on behalf of the Licensed Party.

(b) The Licensed Party may permit end users and consumers of licensed products and services to use such products and services in the ordinary course of business (including ordinary customer configuration and modification).

Section 2.04. Rights Relating to Certain Joint Development Projects. The Parties acknowledge and agree that, prior to the Distribution Date, certain of their Subsidiaries have collaborated in the design, development and manufacture of certain products and wish to clarify ownership of and rights to Technology Rights relating to such products as follows:

(a) Appleton – ENPIS Collaboration. Appleton Grp LLC (“Appleton”), a Subsidiary of Emerson, and Emerson Network Power Industrial Systems SAS (“ENPIS”), a Subsidiary of NewCo, have collaborated in connection with the design, development, and manufacture of certain enclosures supplied by Appleton to ENPIS for use on UPS and battery monitoring systems sold by ENPIS (“Enclosure Designs”). Except as provided below with respect to the patent applications, and subject to Section 2.05, Appleton and ENPIS shall each have an equal and undivided joint ownership interest (without any duty to account) in any Technology Rights relating to the Enclosure Designs. ENPIS has filed patent applications covering the Enclosure Designs as identified on Schedule A, which shall be retained by ENPIS. Appleton shall retain exclusive ownership of certification drawings, documents, test reports and data which are compiled by Appleton for the purpose of obtaining the ATEX or other certification for the Enclosure Designs (the “Certification Files”) and which do not include customized drawings. Such Certification Files shall not be considered part of the Technology Rights licensed to ENPIS. Except as provided above with respect to Certification Files, all other Technology Rights relating to the Enclosure Designs, including the patent applications listed on Schedule A, shall be considered part of the Technology Rights cross-licensed under Section 2.01 and Section 2.02, and Appleton and ENPIS shall have the right to use any documents or drawings in either’s possession relating to the Enclosure Designs (except for and excluding Certification Files), including to make or have made products in accordance with the Enclosure

Designs. For the avoidance of doubt, the foregoing license of Technology Rights shall include customized documents or drawings prepared for a dedicated project or customer, except for any documents or drawings that are part of the Certification Files.

(b) Dixell – ENP Collaboration. Dixell Srl (“Dixell”), a Subsidiary of Emerson, and Emerson Network Power Srl (“ENP”), a Subsidiary of NewCo, have collaborated in connection with the design, development, and manufacture of the following electronic controls:

(i) SuperCap / Hilon 2G. SuperCap and Hilon 2G products are manufactured by Dixell based on product designs created by ENP. ENP shall retain ownership of any Technology Rights relating to the SuperCap and Hilon 2G products. Any such Technology Rights shall be part of the Licensed NewCo Technology Rights licensed by NewCo to Emerson and its Subsidiaries under Section 2.02, and Dixell shall have the right to continue to use Software, documents and drawings in its possession, including the right to manufacture and sell SuperCap and Hilon 2G products.

(ii) Dual Electronic Expansion Valve Driver. Dixell designed hardware for a dual electronic expansion valve driver per ENP’s specifications (the “Valve Driver Hardware Design”), which, though custom designed to meet ENP’s specification, is similar in function to other valve drivers designed and sold by Dixell. ENP shall retain ownership of any Technology Rights exclusively related to the Valve Driver Hardware Design. Technology Rights that are exclusively related to the Valve Driver Hardware Design shall not be part of the Licensed NewCo Technology Rights licensed by NewCo under Section 2.02, and Dixell shall not have a license to use any confidential documents, specifications, or drawings relating to the Valve Driver Hardware Design to design or manufacture similar products for others, but shall have the right to continue to design and manufacture valve drivers without use of any confidential information, documents, specifications, or drawings of ENP.

(iii) iPro Software. Dixell supplies to ENP a controller developed by Dixell and sold by Dixell to ENP and others under the brand name iPro. The iPro controllers supplied to ENP include Software developed by Dixell as well as certain application Software developed by ENP. Dixell shall retain ownership of Technology Rights relating to the iPro hardware and all Software developed by Dixell. ENP shall retain ownership of all Technology Rights relating to the application Software developed by ENP. Technology Rights relating to such hardware, Software, and the application Software shall not be part of the Technology Rights cross-licensed under Section 2.01 and Section 2.02. ENP shall have no license to Technology Rights relating to iPro hardware or Software developed by Dixell, and application Software created by ENP shall only be used by Dixell on iPro controllers supplied to ENP.

Section 2.05. Improvements. As between the Parties, any modification, derivative work or improvement (“Improvement”) of any Technology Rights made after the Distribution Date and all intellectual property rights therein, shall be owned by the Party making such Improvement. No rights are granted hereunder to any Improvements or any Technology Rights therein.

Section 2.06. Transfer of Materials. The Parties acknowledge and agree that as of the Distribution Date, each Party possesses all drawings, documents, Software and other physical embodiments of the Technology Rights licensed from or jointly owned with any other Party under this Agreement. This Agreement does not impose any obligation on any Party to provide any other Party with any such materials or any Improvement after the Distribution Date.

ARTICLE III

TRADEMARK LICENSE GRANT

Section 3.01. Trademark Licenses to NewCo Sub. Emerson hereby grants, effective as of the Distribution Date, to NewCo Sub, a non-exclusive, worldwide, transferable (in accordance with Section 8.05), royalty-free and fully paid-up license to use the Emerson Trademarks during the Transition Period solely (i) in connection with the NP Business, (ii) in a manner consistent with the use of the Emerson Trademarks by NewCo and its Subsidiaries as of the Distribution Date to the extent necessary for NewCo and its Subsidiaries to continue the NP Business following the Distribution Date in the same manner and in the same geographic area as operated immediately prior to the Distribution Date, and (iii) for the purpose of facilitating NewCo and its Subsidiaries’ transition to Trademarks not containing and not confusingly similar to the Emerson Trademarks. The foregoing license shall include the right of NewCo Sub during the Transition Period to permit third party service providers, contractor manufacturers, resellers and distributors contracted by NewCo or its Subsidiaries to sell, offer to sell, make, and have made products and services bearing the Emerson Trademarks. NewCo Sub shall have the right to sublicense its rights under this Article III to NewCo or any of its Subsidiaries. All terms and obligations applicable to NewCo Sub under this Article III shall apply equally to all sublicensees and any act or omission of each sublicensee shall be deemed an act or omission of NewCo Sub, and NewCo Sub shall be liable for any such acts or omissions.

Section 3.02. Discontinuing Use of Emerson Trademarks.

(a) Except as provided in subsection (b) below, NewCo and its Subsidiaries shall discontinue all uses of the Emerson Trademarks by the end of the Transition Period, except that NewCo and its Subsidiaries shall discontinue all uses of Emerson Trademarks in connection with stationery, business cards, and websites (other than product and service literature and other documents viewable or downloadable from websites) on or before one-hundred eighty (180) days immediately following the Distribution Date. Notwithstanding the foregoing, nothing in this Section 3.02 shall prevent NewCo and its Subsidiaries from making reference to the Emerson Trademarks in a fair use or non-trademark manner as is reasonably necessary and appropriate to describe the historical relationship of the Parties.

(b) NewCo and its Subsidiaries will not be obligated to modify any finished goods inventories to which an Emerson Trademark was affixed prior to the expiration of the Transition Period and may continue to sell any such goods until the earlier of (i) the depletion of such inventory or (ii) one hundred twenty (120) days after the end of the Transition Period.

(c) [On or before one hundred and eighty (180) days immediately following the Distribution Date, NewCo shall cause the following Subsidiaries to change to names that do not include, and are not confusingly similar to any of the Emerson Trademarks:]

Section 3.03. Proper Use of Emerson Trademarks. NewCo and its Subsidiaries shall use and display Emerson Trademarks only in the manner authorized, approved, and prescribed by Emerson. NewCo and its Subsidiaries shall not use the Emerson Trademarks as part of any corporate name, domain name, “d/b/a,” business name, or partnership name of NewCo or its Subsidiaries, except as otherwise provided in Section 3.02(c). All goodwill arising from NewCo’s and its Subsidiaries’ use of the Emerson Trademarks shall inure to the exclusive benefit of Emerson.

Section 3.04. Quality of Goods and Services. NewCo and its Subsidiaries shall maintain the quality of the goods and services offered under or in association with Emerson Trademarks at a level equal to or better than that maintained by NewCo and its Subsidiaries prior to the Distribution Date. Emerson shall have the right, at all reasonable times, to inspect the goods and services of NewCo and its Subsidiaries provided under the Emerson Trademarks to ensure that they are of the proper quality, provided Emerson provides NewCo or the applicable Subsidiary 48 hour prior written notice of such inspection, such inspection is during NewCo’s or the applicable Subsidiary’s business hours, and such inspection does not unreasonably disrupt the day-to-day operations of NewCo and its Subsidiaries.

Section 3.05. NewCo and NewCo Sub Indemnification. NewCo and NewCo Sub shall defend and hold Emerson and its Subsidiaries (“Emerson Indemnitees”) harmless against any and all claims, suits, proceedings, costs, damages and judgments incurred or claimed by third parties arising from or in connection with any of NewCo’s or its Subsidiaries’ manufacture, marketing, sale, or use of products or services under the Emerson Trademarks after the Distribution Date, and shall indemnify each Emerson Indemnitee for all damages and costs awarded by a court of competent jurisdiction and reasonable expenses (including reasonable attorneys’ fees) incurred in connection with such claims, suits or proceedings. NewCo’s and NewCo Sub’s obligation under this Section 3.05 shall be conditioned upon: (i) the Emerson Indemnitee giving NewCo and NewCo Sub written prompt notice of any such claim, suit, or proceeding, provided that the failure of the Emerson Indemnitee to provide such notice shall not relieve NewCo and NewCo Sub of any obligation they may have to defend or indemnify, except to the extent that NewCo’s and NewCo Sub’s ability to fulfill such obligation has been actually and materially prejudiced thereby; (ii) NewCo and NewCo Sub having full control of the defense and/or settlement thereof, including appeals; and (iii) each Emerson Indemnitee cooperating with NewCo and NewCo Sub to facilitate the defense or settlement of such claim. The above indemnity will not apply to the extent such claim, suit or proceeding is: (a) due to the intentional misconduct or gross negligence of the Emerson Indemnitees; or (b) based solely on a claim for trademark infringement arising from NewCo’s and its Subsidiaries’ uses of the Emerson Trademarks as permitted herein.

ARTICLE IV

COVENANTS

Section 4.01. Prosecution and Maintenance. Each Licensing Party retains the sole right to protect at its sole discretion the licensed Technology Rights and Trademarks owned by such Licensing Party, including deciding whether and how to file and prosecute applications to register patents, trademarks, domain names, copyrights and mask work rights, whether to abandon prosecution of such applications, whether to discontinue payment of any maintenance of renewal fees with respect to any patents, and whether to renew any trademark or domain name registrations.

Section 4.02. Third Party Infringements. Each Licensed Party shall promptly notify the Licensing Party in writing of any actual or possible infringement, misappropriation or other violation by a third party of the Technology Rights or Trademarks owned by such Licensing Party being licensed hereunder that come to such Licensed Party’s attention, as well as the identity of such third party and any evidence of such infringement, misappropriation or other violation within such Licensed Party’s custody or control that such Licensed Party is reasonably able to provide. The Licensing Party shall have the sole right to determine at its sole discretion whether any action shall be taken in response to such infringement, misappropriation or other violation.

ARTICLE V

TERMINATION; EXCLUSIVE REMEDIES

Section 5.01. Termination and Exclusive Remedies. This Agreement may only be terminated upon the mutual written agreement of the Parties. This Agreement and the licenses to Technology Rights granted hereunder shall be perpetual and irrevocable and shall not expire or terminate for any other reason. The Parties acknowledge and agree that the sole and exclusive remedies for any breach or violation of the terms and conditions of this Agreement shall be the award of monetary damages and/or injunctive or other equitable relief.

ARTICLE VI

CONFIDENTIALITY

Section 6.01. Confidential Information. The provisions of this ARTICLE VI shall apply to any confidential or proprietary information or materials included in the Technology Rights licensed pursuant to this Agreement (“Confidential Information”). Each Party (“Receiving Party”) shall keep all Confidential Information of the other Parties (“Disclosing Party”) confidential and shall not disclose any such Confidential Information to any third party (other than its Representatives who have a need-to-know such Confidential Information and are licensed to receive such Confidential Information under ARTICLE II) without the prior written consent of the Disclosing Party. The Receiving Party shall exercise at least the same degree of care to safeguard the confidentiality of the Disclosing Party’s Confidential Information as it does to safeguard its own proprietary or confidential information of equal importance, but not less than a commercially reasonable degree of care.

Section 6.02. Exclusions. The confidentiality obligations in this ARTICLE VI shall not apply to any Confidential Information which:

(a) is or becomes generally available to and known by the public (other than as a result of a non-permitted disclosure or other wrongful act directly or indirectly by the Receiving Party or its Representatives),

(b) is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that the Receiving Party has no knowledge that such source was at the time of disclosure to the Receiving Party bound by a confidentiality agreement with or other obligation of secrecy which was breached by the disclosure,

(c) has been or is hereafter independently acquired or developed by the Receiving Party without reference to such Confidential Information and without otherwise violating any confidentiality agreement with or other obligation of secrecy to the Disclosing Party,

(d) was in the possession of the Receiving Party at the time of disclosure by the Disclosing Party without restriction as to confidentiality, or

(e) is required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to be disclosed by any Governmental Authority or pursuant to Applicable Law, provided that the Receiving Party (i) uses all reasonable efforts to provide the Disclosing Party with written notice of such request or demand as promptly as practicable under the circumstances so that the Disclosing Party shall have an opportunity to seek an appropriate protective order or other appropriate remedy, (ii) furnishes only that portion of the Confidential Information which is in the opinion of the Receiving Party’s counsel legally required, and (iii) takes, and causes its Representatives to take, all other reasonable steps necessary to obtain confidential treatment for any such Confidential Information required to be furnished.

Section 6.03. Confidentiality Obligations. The Receiving Party shall ensure, by instruction, contract, or otherwise with its Representatives that such Representatives comply with the provisions of this ARTICLE VI. The Receiving Party shall be jointly and severally liable and shall indemnify and hold harmless the Disclosing Party in the event of any breach by the Receiving Party’s Representatives of this ARTICLE VI. The Receiving Party shall promptly notify the Disclosing Party in the event that the Receiving Party learns of any unauthorized use or disclosure of such Confidential Information by it or its Representatives, and shall promptly take all actions necessary to correct and prevent such use or disclosure.

Section 6.04. Confidentiality Period. Notwithstanding any termination of this Agreement, the Receiving Party’s obligations with respect to Confidential Information expire five (5) years from the date of its disclosure, except for trade secrets, which shall remain subject to the terms of this ARTICLE VI for so long as they constitute a trade secret under Applicable Law.

ARTICLE VII

DISCLAIMER OF WARRANTIES; ASSUMPTION OF RISK

Section 7.01. Warranty and Disclaimer. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE TECHNOLOGY RIGHTS LICENSED BY EACH LICENSING PARTY PURSUANT TO THIS AGREEMENT AND THE EMERSON TRADEMARKS LICENSED HEREUNDER ARE FURNISHED “AS IS” AND “WHERE IS,” WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUALITY, USEFULNESS, COMMERCIAL UTILITY, ADEQUACY, COMPLIANCE WITH ANY LAW, DOMESTIC OR FOREIGN, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE (IT BEING UNDERSTOOD THAT NOTHING HEREIN IS INTENDED TO LIMIT ANY REPRESENTATION OR WARRANTY SET FORTH IN THE SEPARATION AGREEMENT).

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01. Relationship of the Parties. Nothing contained herein is intended or shall be deemed to make any Party the agent, employee, partner or joint venturer of any other Party or be deemed to provide such Party with the power or authority to act on behalf of any other Party or to bind any other Party to any contract, agreement or arrangement with any other individual or entity.

Section 8.02. Notices. All notices, requests and other communications to any Party shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to NewCo or NewCo Sub, to:

Vertiv Co.

1050 Dearborn Drive

Columbus, OH 43085

Attention: General Counsel

E-mail: [address]

with a copy (which shall not constitute notice) to:

[NewCo’s counsel]

[Address]

[Address]

Attention: [name]

Facsimile No.: [number]

E-mail: [address]

if to Emerson, to:

Emerson Electric Co.

8000 West Florissant Avenue

P.O. Box 4100

St. Louis, MO 63136

Attention:

Facsimile No.:

E-mail:

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:

Facsimile No.:

Email:

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to any other Party. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 8.03. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.04. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 8.05. Assignment. Except as otherwise provided herein, no Party shall have the right to assign or transfer this Agreement, in whole or in part, without the prior written consent of the other Parties, which may be withheld in the other Parties’ sole discretion. Notwithstanding the foregoing, each Party shall have the right to assign this Agreement or its rights, licenses, and obligations under this Agreement without the consent of the other Parties as follows:

(a) NewCo and NewCo Sub, on the one hand, and Emerson, on the other hand, may assign this Agreement in its entirety in conjunction with the sale by Emerson or NewCo, as the case may be, by merger, stock or asset transfer, of all or substantially all of the business to which this Agreement pertains.

(b) NewCo and NewCo Sub, on the one hand, and Emerson, on the other hand, may make a partial assignment of their rights, licenses and obligations received hereunder in connection with the sale or disposal of a Subsidiary or business unit or substantially all assets of a Subsidiary or business unit, provided however, that upon such assignment, the rights, licenses and obligations received hereunder shall be limited to the operation of such divested Subsidiary or business unit and the products, services, and assets of such divested Subsidiary or business unit, in each case, as of the date of such sale or disposal and any natural extensions or evolutions thereof.

(c) Emerson or NewCo may assign its obligations as Licensing Party in connection with the sale or assignment of any Technology Rights licensed by such Party hereunder at any time without the consent of the Licensed Party. The Parties agree that the rights and licenses granted in this Agreement shall attach as a property interest to the Technology Rights under which the rights and licenses are granted, and that subsequent assignees or transferees of such Technology Rights shall acquire their rights subject to the rights and licenses granted herein.

(d) In the case of an assignment pursuant to subsections (a) or (b) above, (i) such assigning Party or Parties shall provide written notice to the other Party or Parties of such assignment within thirty days of its effective date, (ii) the assignee shall agree in writing to assume all applicable obligations of the assigning Party or Parties and to be subject to the terms and conditions of this Agreement, and (iii) such assigning Party or Parties shall not be relieved of any of its accrued obligations hereunder. For clarity, in the case of an assignment pursuant to subsections (a) or (b) above, the rights and licenses granted hereunder shall exclude the products and services of any third party acquirer of the assigning Party and such acquirer’s current or future Affiliates.

Section 8.06. Dispute Resolution. The Parties acknowledge and agree that Article 8 of the Separation Agreement shall apply, mutatis mutandis, with respect to any disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of, relate to, arise under or in connection with this Agreement or the transactions contemplated hereby.

Section 8.07. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 8.08. Jurisdiction. Subject to Section 8.06, the Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 8.02 shall be deemed effective service of process on such Party.

Section 8.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8.10. Entire Agreement. This Agreement, together with the rights and obligations contemplated by the Separation Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 8.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.12. Section 365(n) of the Bankruptcy Code. All rights and licenses granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.

Section 8.13. Reservation of Rights. All rights not expressly granted by each Licensing Party hereunder are reserved by such Licensing Party. Without limiting the generality of the foregoing, each Licensed Party expressly acknowledges that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses other than the licenses expressly set forth in ARTICLE II and ARTICLE III. The licenses granted in this Agreement are subject to, and limited by, any and all licenses, rights, limitations and restrictions previously granted to or otherwise obtained by any third party that are in effect as of the Distribution Date.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EMERSON ELECTRIC CO.

By:
Name:
Title:

VERTIV CO.

By:
Name:
Title:

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By:
Name:
Title: